                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            -----------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                 MAY 21, 1998


                           LITTLE SWITZERLAND, INC.
              -------------------------------------------------
              (Exact name of registrant as specified in charter)


          DELAWARE                    0-19369                  66-0476514
------------------------      -----------------------       -----------------
(State or other jurisdiction  (Commission file number)        (IRS employer
     of incorporation)                                     identification no.)


         161-B CROWN BAY CRUISE SHIP PORT, ST. THOMAS, U.S.V.I.  00802
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code: (809) 776-2010
                                                           -------------
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Item 5 - Other Events
---------------------


     Little Switzerland, Inc. (the "Company") announced on May 21, 1998 that it has received a second request by Destination Retail Holdings Corporation ("DRHC") for a ninety day extension in exchange for certain limited concessions. In response, the Company apprised DHRC that the Company is prepared to extend the date after which the Company has the right to terminate the Agreement and Plan of Merger, dated as of February 4, 1998, by and among the Company, DRHC and certain of its subsidiaries (the "Merger Agreement") to June 5, 1998. The Company indicated that it is prepared to grant the two week extension in exchange for DRHC's acknowledgment that all conditions to the merger have been satisfied and the concessions offered by DRHC. The Company previously advised DRHC that all of the conditions set forth in Article VI of the Merger Agreement have been satisfied as of May 8, 1998 and that the Company has been prepared to close the merger since such time.

     The Company indicated that it remains willing to work with DRHC to close the merger, provided that the Company can get reasonable assurances from DRHC for the benefit of the Company's shareholders that DRHC has the ability to obtain financing which will permit DRHC to close the merger promptly. Since May 8, 1998, the Company and its advisors have attempted to meet with DRHC, its accountants, its lawyers and Donaldson, Lufkin & Jenrette, Inc. ("DLJ") in order to gain an understanding of the structure, timing and likelihood of DRHC's financing for the proposed merger. The Company has also requested a copy of DRHC's most recent audited year-end and interim financial statements, which the Company understands from DRHC have been completed and provided to DLJ.

     DRHC has refused to meet with the Company or to provide it with DRHC's most recent financial statements despite the Company's requests. Because DRHC has permitted its financing commitments to expire and has not offered any alternative financing structure, the Company indicated to DRHC that it would not be in the best interests of the Company's shareholders or prudent to grant DRHC an extension beyond two weeks at this time.

     The Company again informed DRHC that it remains imperative that representatives of the Company meet with DRHC, its accountants, its lawyers and DLJ to understand the structure, timing and likelihood of DRHC's financing. Upon receipt of such information, the Board of Directors of the Company will review and analyze the alternatives available to the Company.

                                       2
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Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)  Exhibits

         Exhibit 99.1 - Press Release of Little Switzerland, Inc.,
                        dated May 21, 1998.

         Exhibit 99.2 - Correspondence from Little Switzerland, Inc. to
                        Destination Retail Holdings Corporation, dated May 21, 1998.

         Exhibit 99.3 - Correspondence from Destination Retail Holdings
                        Corporation to Little Switzerland, Inc., dated May 19, 1998.

                                       3
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            LITTLE SWITZERLAND, INC.



Date: May 21, 1998                          By:/s/ John E. Toler, Jr.
                                               ----------------------
                                               John E. Toler, Jr.
                                               Chief Executive Officer

                                       4
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                                 EXHIBIT INDEX


         Exhibit No.      Description
         -----------      -----------

         Exhibit 99.1 -   Press Release of Little Switzerland, Inc., dated
                          May 21, 1998.

         Exhibit 99.2 -   Correspondence from Little Switzerland, Inc. to
                          Destination Retail Holdings Corporation, dated
                          May 21, 1998.

         Exhibit 99.3 -   Correspondence from Destination Retail Holdings
                          Corporation to Little Switzerland, Inc., dated
                          May 19, 1998.